THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) CURIS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO CURIS, INC. THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE ARE SUBJECT TO THE RIGHTS AND OBLIGATIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 18, 2001, BY AND AMONG CURIS, INC., ELAN INTERNATIONAL SERVICES, LTD. AND ELAN PHARMA INTERNATIONAL LIMITED.

                                   CURIS, INC.

                            EXERCISEABLE AT OR BEFORE
                     5:00 P.M., NEW YORK TIME, JULY 18, 2006


No. W-1                                                   Warrant to Purchase
50,000 Shares

                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

     THIS CERTIFIES THAT, for value received, Elan International Services, Ltd., a Bermuda exempted limited liability company, or its permitted transferees and successors as provided herein (each, a "Holder"), is entitled to subscribe for and purchase up to 50,000 shares, as adjusted pursuant to Section 4 (the "Shares"), of the fully paid and nonassessable common stock, par value U.S.$0.01 per share, of Curis, Inc. (the "Common Stock"), a Delaware corporation (the "Company"), at the price of U.S.$10.46 per share (such price, and such other prices that shall result from time to time, from the adjustments specified in
Section 4, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1. Term. Subject to the limitations set forth in Sections 3 and 4, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time, and from time to time, from and after the date hereof and until 5:00 p.m., New York time, July 18, 2006. To the extent not exercised before 5:00 p.m., New York time, on July 18, 2006, this Warrant shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect.

     2. Method of Exercise; Payment; Issuance of New Warrant. (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex A duly executed) at the principal office of the Company and by the payment to the Company of an amount, at the option of the Holder, (i) in cash or other immediately available funds, (ii) by the surrender of this Warrant (or a portion hereof) in accordance with the terms hereof but without payment in cash (a "Cashless Exercise") or (iii) with any combination of (i) and (ii). The number of shares of Common Stock issuable in respect of a Cashless Exercise shall be computed using the following formula:

X = Y (A-B)
    ------
       A

           Where: X = the number of shares of Common Stock to be issued to the Holder in respect of a Cashless Exercise

                   Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled in connection with such Cashless Exercise (at the date of such calculation)

                   A = the Fair Market Value (as defined below) of one share of the Company's Common Stock (at the date of such calculation)

                   B = Warrant Price (as adjusted to the date of such calculation)

     The "Fair Market Value" of one share of Common Stock shall be deemed to be the average of the closing sale prices for the Common Stock over the 30 trading day period ending one trading day prior to the date of the exercise of this Warrant.

     (b) The persons or entities in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is properly exercised and full payment for the Shares acquired pursuant to such exercise is made. Upon any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days of receipt of such notice and payment, and unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

     3. Stock Fully Paid, Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and will be free from all transfer taxes, liens and charges with respect to the issue thereof and assuming payment of the applicable consideration for all Shares so purchased, legally and validly owned by the Holder. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the sole purpose of the issue upon the exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of this Warrant to be listed and/or quoted on all securities exchanges and/or Nasdaq or other medium on which such shares may then be listed.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

          (a) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          (b) Certain Adjustments. If at any time prior to the earlier of the exercise or expiration hereof the Company shall:

     (i) Adjustment for Common Stock Dividends and Distributions. If, at any time after the date hereof (the "Original Issue Date"), the Company makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, in each such event the Warrant Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this Section 4(b)(i) to reflect the actual payment of such dividend or distribution.

     A "Common Stock Equivalent" shall mean each share of Common Stock into which securities or property or rights are convertible, exchangeable or exercisable for or into shares of Common Stock, or otherwise entitle the holder thereof to receive directly or indirectly, any of the foregoing.

     (ii) Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Original Issue Date, the Company subdivides or combines the Common Stock, (A) in the case of a subdivision (including a stock split), the Warrant Price in effect immediately prior to such event shall be proportionately decreased and the number of shares of Common Stock purchasable thereunder shall be proportionately increased, and (B) in the case of a combination (including a reverse stock split), the Warrant Price in effect immediately prior to such event shall be proportionately increased and the number of shares of Common Stock purchasable thereunder shall be proportionately decreased. Any adjustment under this Section 4(b)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (iii) Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change or conversion of securities of the Common Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Company, or (B) any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of the Common Stock), or (C) any sale of all or substantially all the assets of the Company, the

Holder shall have the right to receive, in lieu of the shares of Common Stock for which this Warrant is exercisable, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon exercise by the Holder of the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such reclassification, reorganization, change, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iii) shall similarly attach to successive reclassifications, reorganizations, changes, mergers or consolidations.

          (c) Other Distributions. In the event the Company provides the holders of its Common Stock with consideration that is not otherwise addressed in
     Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Company (excluding cash dividends declared and paid by the Company out of retained earnings), then, in each such case, the Holder shall be entitled to a pro rata share of any such distribution as though the Holder was a holder of the number of shares of Common Stock of the Company as though this Warrant had been exercised in whole as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          (d) Recapitalizations. If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination, or merger or sale of assets provided for in Section 4), the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of capital stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon exercise would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

          (e) Notice of Adjustments. Whenever the consideration issuable upon an exercise hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon an exercise hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to the Holder or such other person as the Holder or any successor notice recipient may designate.

          (f) Fractional Shares; Rounding. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. All shares of Common Stock (including fractions thereof) issuable upon any exercise of this Warrant shall be aggregated for purposes of determining whether such exercise would result in the issuance of any fractional share. If, after the aforementioned aggregation, such exercise would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the closing price of the Company's Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. All calculations under this Section 4 shall be made to the nearest cent or to the nearest share, as the case may be.

          (g) Cumulative Adjustments. No adjustment in the Warrant Price shall be required under this Section 4 until cumulative adjustments result in a concomitant change of 1% or more of the Warrant Price or in the number of shares of Common Stock purchasable upon exercise of this Warrant as in effect prior to the last such adjustment; provided, however, that any adjustments that by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest share, as the case may be.

     5. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock. (a) The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from the registration requirements of such Act is available, the Holder shall confirm in writing, by executing an instrument in form reasonably satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in a manner that would cause the issuance of the underlying shares to be in violation of applicable securities laws. In addition, to the extent reasonably requested by the Company and applicable to a purchaser of the underlying shares to be issued upon exercise of this Warrant at such time of exercise, the Holder upon issuance of underlying shares shall make such representations consistent with those set forth in
Section 3(e) of the Securities Purchase Agreement among the Company, Elan International Services, Ltd. and Elan Pharma International Limited dated as of July 18, 2001. All Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NO INTEREST THEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) SUCH SECURITIES ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT (OR ANY SUCCESSOR RULE) OR (3) CURIS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO CURIS, INC. THAT NO VIOLATION OF THE ACT OR SIMILAR STATE SECURITIES LAWS WILL BE INVOLVED IN SUCH TRANSFER."

     (i) This Warrant may be transferred or assigned, in whole or in part, by the Holder to its affiliates and subsidiaries, including any special purpose financing or similar vehicle affiliate. Subject to the foregoing, this Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns.

     (ii) The shares of Common Stock for which this Warrant is exercisable are entitled to the benefit of certain registration rights as set forth in a Registration Rights Agreement dated as of the initial issuance date hereof between the Company and the initial Holder named herein.

     6. Rights as Shareholders. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote as a shareholder for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant is exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     7. Representations and Warranties. The Company represents and warrants to the Holder as follows:

          (a) The Company has all requisite corporate power and authority to authorize and execute this Warrant and the certificates evidencing the Shares and to perform all obligations and undertakings under this Warrant and the certificates evidencing the Shares;

          (b) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

          (c) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or bylaws, as amended, and do not and will not constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound.

     8. Miscellaneous. (a) This Warrant may not be modified or amended, or any provisions hereof waived, except by written agreement of the Company and the Holder.

     (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Warrant shall be in writing and shall be deemed to have been duly given if personally or hand delivered, at the time of receipt; if sent by an internationally-recognized overnight delivery courier, on the first business day after the package is in the custody of the courier; by registered or certified mail, return receipt requested and postage prepaid, on the fourth business day after the package is delivered in the custody of the postage service; or by facsimile transmission, upon receipt of confirmation of delivery, in each case addressed as follows:

                    (i)  if to the Company, to:

                          Curis, Inc.
                          61 Moulton Street
                          Cambridge, Massachusetts  02138-1118
                          Attention:  Doros Platika, M.D., President and
                                        Chief Executive Officer
                          Facsimile:  (617) 503-6501

                          with a copy to:

                          Cooley Godward LLP
                          4635 Executive Drive
                          San Diego, California  92121
                          Attention:  L. Kay Chandler, Esq.
                          Facsimile:  (858) 453-3555

                    (ii) if to the Holder, to:

                          Elan International Services, Ltd.
                          102 St. James Court
                          Flatts, Smiths Parish
                          Bermuda FL 04
                          Attention:  Chief Executive Officer
                          Facsimile:  (441) 292-2224

                          with a copy to:

                          Cahill Gordon & Reindel
                          80 Pine Street
                          New York, New York  10005
                          Attention:  William M. Hartnett, Esq.
                          Facsimile:  (212) 269-5420

     (c) The Company covenants to the Holder that upon receipt of a description of circumstances reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

                  (d) The descriptive headings of the several sections and paragraphs contained in this Warrant are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Warrant.

                  (e) This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws. Any dispute under this Warrant that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and the Company consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer as of the ____ day of July, 2001.


                                   CURIS, INC.


                                   By:
                                       ---------------------------------------
                                       Name:     Doros Platika, M.D.
                                       Tittle:   President and Chief Executive
                                                 Officer

                                                                         Annex A

NOTICE OF EXERCISE


To:      Curis, Inc.
         61 Moulton Street
         Cambridge, Massachusetts  02138-1118
         Attention:  President
         Facsimile:

     1. The undersigned hereby elects to purchase _______ shares of Common Stock of Curis, Inc. pursuant to the terms of the attached Warrant, and tenders herewith full payment of the purchase price of such shares, [CHOOSE ONE OR A COMBINATION][in cash or other immediately available funds][by [partial[specify amount]] surrender of this Warrant in connection with a Cashless Exercise] in accordance with Section 2 thereof.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

_______________________________________(Name)
_______________________________________
_______________________________________(Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares in a manner that would cause the issuance of the underlying shares to be in violation of applicable securities laws.(1)

Signature:______________________________________
Name:___________________________________________
Address:________________________________________
        ________________________________________
        ________________________________________


Social Security or taxpayer identification number, if applicable:

___________________________________

___________________________________


1 To be supplemented by the investment representations referred to in Section 5(a) of the Warrant as applicable.